Exhibit 1.1

Articles of Incorporation of Chunghwa Telecom Co., Ltd.

1.
All of 26 articles adopted by Promoters Meeting on June 11, 1996.
2.
Article 15 amended by the Annual General Meeting on December 26, 1997.
3.
Articles 2 and 22 amended by the Annual General Meeting on November 25, 1998.
4.
Paragraph 1 of Article 21 amended by the Extraordinary General Meeting on July 13, 1999.
5.
Articles 2, 3, 6, 7, 10, 12, 13, 19, 21, and 22 amended, and Articles 6-1 and 7-1 added by the Annual General Meeting on June 4, 2001.
6.
Articles 2, 7, 8, 9, 10, 19, 21, and 22 amended and Article 5 deleted by the Annual General Meeting on June 21, 2002.
7.
Article 2 amended by the Annual General Meeting on June 17, 2003.
8.
Articles 2 and 22 amended by the Annual General Meeting on June 25, 2004.
9.
Articles 2, 3, 6, 10, 11, 12, 14, 17, 19, 20, 22, 23, and 25 amended, and Articles 12-1, 18-1, and 18-2 added by the Annual General Meeting on May 30, 2006.
10.
Articles 2, 12-1, 14, 22, and 23 amended, and Article 18-1 deleted by the Annual General Meeting on June 15, 2007.
11.
Articles 2, 6, and 14 amended by the Annual General Meeting on June 19, 2008.
12.
Articles 2, 6,12 and 13 amended, and Article 6-1 deleted by the Annual General Meeting on June 19, 2009.
13.
Article 2 amended by the Annual General Meeting on June 18, 2010.
14.
The title of Chapter IV and Articles 12, 12-1, 14, 19, 20, and 22 amended by the Annual General Meeting on June 22, 2012.
15.
The title of Chapter IV, Articles 2, 12, 13, 18-2, 21 and 22 amended; Articles 17 and 18 deleted, and Article 13-1 added by the Annual General Meeting on June 25, 2013.
16.
Articles 2 and 15 amended by the Annual General Meeting on June 24, 2014.
17.
Articles 1, 2 and 7-1 amended by the Annual General Meeting on June 26, 2015.
18.
Articles 2 and 22 amended, and Article 22-1 added by the Annual General Meeting on June 24, 2016.
19.
Article 2 amended by the Annual General Meeting on June 15, 2018.
20.
Article 2 amended by the Annual General Meeting on June 21, 2019.
21.
Article 2 amended by the Annual General Meeting on May 29, 2020.
22.
Article 1, 2, 14, 19 and 20 amended by the Annual General Meeting on August 20, 2021.
23.
Article 8 amended by the Annual General Meeting on May 27, 2022.
24.
Article 2 amended by the Annual General Meeting on May 26, 2023.
25.
Articles 2 and 22 amended by the Annual General Meeting on May 31, 2024.

Chapter I - General Provisions

Article 1 - The Company is promoted by the Ministry of Transportation and Communications ("MOTC") and others and organized under the Telecommunication Law and the provisions of the Company Law pertaining to companies limited by shares and is named "Chunghwa Telecom Co., Ltd.".

The English name of the Company is "Chunghwa Telecom Co., Ltd.".

In response to the implementation of Telecommunications Management Act, the Company has completed the telecommunication business conversion registration on September 30, 2020, and the telecommunication business is changed to be governed under the Telecommunications Management Act.

Article 2 - The scope of business of the Company shall be as follows:

1)
Telecommunications Enterprises (G903010);
2)
Installation of the Computer Equipment Business (E605010);
3)
Telecommunication Equipment Wholesale Business (F113070);
4)
Telecommunication Equipment Retail Business (F213060);
5)
Telecommunication Engineering Business (E701010);
6)
Installation of the Radio-Frequency Equipment whose operation is controlled by the Telecommunication Business (E701030);
7)
Information Software Service Business (I301010);
8)
Rental Business (JE01010);
9)
Other Wholesale Businesses (F199990);
10)
Management and Consulting Service Business (I103060);
11)
Other Corporation Service Businesses (IZ99990);
12)
Other Retail Businesses (F299990);
13)
Online Certification Service Businesses (IZ13010);

14)
Supply of Electronic Information Service Businesses (I301030);
15)
Information Process Service Business (I301020);
16)
Telecommunication Account Application Agency Businesses (IE01010);
17)
Residential and Commercial Building Development, Rental and Sales Businesses (H701010);
18)
Development of Special District/Zone Businesses (H701040);
19)
Real Estate Rental Businesses (H703100);
20)
Community Common Cable Television Equipment Businesses (J502020);
21)
Exhibition Service Businesses (JB01010);
22)
Parking Lot Operation Businesses (G202010);
23)
Environmental Assessment Service Businesses (J101050);
24)
Computer and Accessories Manufacturing Service (CC01110);
25)
Information Storage and Process Equipment Manufacturing Businesses (CC01120);
26)
Other Electrical and Electronic Machinery & Equipment Manufacturing Businesses (CC01990);
27)
General Hotel Business (J901020);
28)
Computer and Administrative Device Wholesale Businesses (F113050);
29)
Information Software Wholesale Businesses (F118010);
30)
Computer and Administrative Device Retail Businesses (F213030);
31)
Information Software Rental Businesses (F218010);
32)
Energy Service Business (IG03010);
33)
Engineering Consulting Business (I101061);
34)
Refrigeration and Air-Conditioning Consulting Business (E602011);
35)
Automatic Control Equipment Engineering Business (E603050);
36)
Lighting Equipment Installation Business (E603090);
37)
Non-store Retailer Business (F399040);
38)
Power Equipment Installation and Maintenance Business (E601010) ;
39)
Electrical Appliance Installation Business (E601020) ;
40)
Instrument Installation Engineering Business (EZ05010) ;
41)
Television Program Production Business (J503020) ;
42)
Broadcasting and Television Program Launch Business (J503030) ;
43)
Broadcasting and Television Advertising Business (J503040) ;
44)
Production, Licensed Recording and Supply of Videotape Program Business (J503050) ;
45)
Water Pipe Construction Business (E501011);
46)
Machinery and Equipment Manufacturing Business (CB01010);
47)
Traffic Signals Installation and Construction Business (E603080);
48)
Traffic Labels Construction Business (EZ06010);
49)
Medical Device Wholesale Business (F108031);
50)
Medical Device Retail Business (F208031);
51)
Metrological Instruments Importing Business (F401181);
52)
Metrological Instruments Repairing Business (JA02051);
53)
Metrological Instruments Manufacturing Business (CE01021);
54)
Commercial Port Area Ship-repair (CD01070)
55)
Except the permitted business, the Company may engage in other businesses not prohibited or restricted by laws and regulations (ZZ99999).

The Company may handle endorsement and guaranty affairs in accordance with the Operation Procedures for the Endorsement and Guaranty of the Company if there is any business needs.

Article 3 - In the event that the Company invests in another business as a limited-liability shareholder, the total investment amount may not exceed the total paid-in capital of the Company. Investment not related to telecommunications may not exceed 20% of the total paid-in capital of the Company.

Article 4 - The head office of the Company is located in Taipei City and the Company may establish branch office(s) and liaison office(s) at appropriate locations within or outside the territory of the Republic of China.

Article 5 - (Deleted)

Chapter II - Shares

Article 6 - The registered capital of the Company shall be One Hundred Twenty Billion New Taiwan Dollars (NT$120,000,000,000), divided into Twelve Billion (12,000,000,000) common shares with a par value of Ten New Taiwan Dollars (NT$10) per share. All the shares shall be issued in increments.

Two Hundred Million shares shall be set aside from the aforementioned common shares for the use as Stock Warrants, Preferred Shares with Warrants, and Bonds with Warrants.

For issuance of Stock Warrants where the price is less than the closing price of the Company shares on the date of issuance, or where the price of the treasury stocks to be transferred to the employees is less than the average price of the repurchased shares, shareholders representing the majority of the issued shares shall be present and approval by at least 2/3 of the presenting shareholders shall be required.

Article 6-1 - (Deleted)

Article 7 - The share certificates of the Company shall bear the shareholders' names, be signed or sealed by the Chairman and at least two other directors, be serially numbered, affixed with the corporate seal of the Company, and legalized by the Ministry of Economic Affairs ("MOEA") (hereinafter referred to as the "Competent Authority") or its certified issuance registration agency before they are issued in accordance with the relevant laws.

When issuing new shares, the Company may print a share certificate in respect of the full number of shares to be issued at that time, and shall arrange for the certificate to be kept by a centralized securities custodian institution, in which case the preceding requirement for serial numbering of share certificates shall not apply.

Shares issued by the Company may also be exempt from printing of share certificates, and the Company shall arrange for such shares to be recorded by a centralized securities custodian institution, in which case the preceding 2 paragraphs shall not apply.

Any affair with regard to the shares of the Company shall be handled in accordance with the Guidelines for Handling Stock Affairs by a Public Issuing Company.

Article 7-1 - The stocks issued by the Company, upon the request of the centralized securities custodian institution, may be merged in exchange for the security with large par value.

Chapter III - Shareholders' Meeting

Article 8 - Shareholders' meetings shall be of two types: annual general meeting and extraordinary general meeting. Except as otherwise provided in the Company Law, shareholders' meetings shall be convened by the Board of Directors.

The annual general meeting shall be convened at least once every year and shall be convened within six (6) months after the close of each fiscal year except as otherwise approved by the Competent Authority for good cause shown.

The extraordinary general meeting shall be convened at such time as may be deemed necessary pursuant to relevant laws and regulations.

The shareholders' meetings may be held by means of visual communication network or other methods promulgated by the central competent authority.

Article 9 - Where a shareholders’ meeting is convened by the Board of Directors, the chairman of the Company shall act as the chairman of the shareholders' meeting. In the event that the chairman is to be on leave of absence or cannot attend the meeting for any cause whatsoever, the vice-chairman, or where the chairman and the vice-chairman are both to be on leave of absence or cannot attend the meeting for any cause whatsoever, one of the directors appointed by the chairman, or, where there is no appointment, a director elected among all the directors, may act on behalf of the chairman.

Where a shareholders’ meeting is convened by a person with authority other than the Board of Directors, such convener shall act as the chairman of the shareholders’ meeting. Where there are two (2) or more conveners, the chairman of the meeting shall be elected amongst such conveners.

Article 10 - Unless otherwise specified by the law, each shareholder of the Company shall be entitled to one vote for each share held.

Article 11 - (Deleted)

Chapter IV – Directors and Audit Committee

Article 12 - The Company shall have seven (7) to fifteen (15) directors to form the Board of Directors, one-fifth (1/5) of whom shall be expert representatives.

The Board of Directors shall have one (1) chairman elected by and from among the directors with the concurrence of a general majority of the directors present at a meeting attended by at least two-thirds (2/3) of the directors and shall have one (1) vice-chairman elected in the same way.

The Board of Directors may establish various functional committees according to the laws and regulations or business needs.

The Company shall establish an audit committee starting from the 7th Board of Directors. The provisions related to supervisors under the Company Act, Securities and Exchange Act and other laws shall apply mutatis mutandis to the audit committee.

Article 12-1 In accordance with Articles 181-2 and 183 of the Securities and Exchange Act, the Company shall, beginning in the fifth commencement, establish at least three (3) independent directors to be included in the number of directors designated in the preceding Article.

The elections for directors of the Company shall proceed with the candidate nomination system; the shareholders shall elect the directors from among the nominees listed in the roster of candidates.

Elections for independent and non-independent directors shall proceed concurrently, and the number of elected directors shall be calculated separately.

The professional qualifications, restrictions on shareholding and concurrent post, affirmation of independence, nomination and election processes, exercise of authority and other requirements of independent directors shall be determined and executed in accordance with the Securities and Exchange Law and related regulations.

Article 13- The tenure of office of the directors will be three (3) years and they will be eligible for re-election.

In the event that the representative of a government or corporate body is elected as the director, the government or corporate body may reappoint such representative at anytime to supplement the original tenure.

Article 13-1- The remuneration and compensation of the directors shall be determined by the Board of Directors based on the participation and the contribution of each director in the business operation of the Company and referencing the regular standards of other corporations in the similar industry.

Article 14 - The following items shall be decided by the Board of Directors:

1)
Increase or reduction of capital of the Company.
2)
Regulations with regard to the organization of the Company.
3)
Establishment, amendment, and abolishment of the branch offices within or outside the territory of the Republic of China.
4)
Examination of annual business budgets and final closing report.
5)
Distribution of earnings or off-set of deficit.
6)
The amount and term of domestic and foreign loan.
7)
The amount of Investment.
8)
Issuance of corporate bonds.
9)
Policies regarding personnel matters, material purchase, accounting, and internal control.

10)
Amendment and modifications of regulations of organization of the Board of Directors and the functional committee.
11)
Amendment and modification of regulations with regard to the scope of duties of independent directors.
12)
Appointment and removal of the president, executive vice presidents, presidents of branch offices, president of Telecommunication Laboratories, and president of Telecommunication Training Institute.
13)
Appointment and removal of the chiefs of finance, accounting and internal audit.
14)
Policies regarding recommendation of chairman and president to subsidiaries.
15)
Other duties and powers granted by the law or by shareholders’ meeting.

Article 15 - The Board of Directors' meeting shall be convened at least one time a quarter. The special Board of Directors' meeting shall be convened at such time as may be deemed necessary. Both meetings shall be convened by the chairman of the Company and such chairman shall act as the chairman of the meeting. In the event that the chairman cannot attend the meeting for any cause whatsoever, the vice-chairman, or where the chairman and the vice-chairman are both to be on leave of absence or cannot attend the meeting for any cause whatsoever, one of the directors appointed by the chairman, or, where there is no appointment, a director elected among all the directors, may act on behalf of the chairman.

Article 16 - All directors shall attend every Board of Directors' meeting; in case any of the directors cannot attend the meeting for any cause whatsoever, he/she may designate the other directors to act on his/her behalf and such agent shall present the proxy setting forth the vested power of the purpose of the meeting each time. However, each agent shall only accept one appointment from the directors.

Except as otherwise provided in the relevant laws or this Articles of Incorporation, any resolution of a Board of Directors' meeting shall be adopted at a meeting which at least general majority of the directors attend and at which meeting a general majority of the directors present vote in favor of such resolution.

Minutes of meetings shall be prepared for all resolutions adopted at a Board of Directors' meeting.

Article 17 - (deleted).

Article 18 - (deleted).

Article 18-1 (deleted).

Article 18-2 The Company may purchase liability insurance policies for directors during the term of their offices and within the scope of damages results from the performances of their official duties in order to reduce and disperse the risks for the Company and shareholders due to the fault, mistake, violation of duty, and inaccurate or misleading statements on part of the directors during the performance of their duties.

Chapter V - Managerial Officers

Article 19 - The Company shall have one (1) chief executive officer, to be served as a concurrent post by the chairman or by the president, to lead the managers in proposing and making significant policy decisions regarding to the Company and all affiliates of the Company.

The Company shall have one (1) president, several executive vice presidents and presidents of branch offices, and one (1) president for each of Telecommunication Laboratories and Telecommunication Training Institute.

The president shall be a director with professional knowledge in business of telecommunication or technology.

Article 20 - The president shall, in accordance with the decision made by the Board of Directors and with instruction from the chief executive officer, take charge of the affairs of the Company, and shall have the authority to sign on behalf of the Company; the executive vice presidents, presidents of branch offices, president of Telecommunication Laboratories, and president of Telecommunication Training Institute shall assist the president in all affairs, and shall have the power to sign on behalf of the Company within the scope set by rules decided by the president or authorized in writing by the president.

The division of powers and duties between the Board of Directors and the managers shall be determined in accordance with the Powers and Duties Chart.

Chapter VI - Accounting

Article 21 - The fiscal year of the Company shall be from January 1 to December 31 of each year.

At the end of each fiscal year, the Board of Directors shall prepare the following statements and reports, and shall submit the same to the annual general meeting for adoption according to the relevant legal procedures.

1)
Report of Operations;
2)
Financial statements;
3)
Resolution governing the distribution of earnings or the making-up of losses.

Article 22 - In annual profit-making year, the Company should distribute 2% - 5% of profit as employees’ compensation, and not more than 0.17% of profit should be distributed as Directors' compensation, however, that if the Company has any accumulated losses, an amount to offset should be reserved in advance.

The Company should by a resolution adopted by a majority vote at a meeting of the Board of Directors attended by two-thirds of the total number of directors, have the profit distributable as employees’ compensation in the preceding paragraph distributed in the form of share or in cash; and report at the General Meeting of shareholders.

The provisions in the two preceding Paragraphs have retrospective effect and should apply to the determination of compensation to employees and Directors for the fiscal year of 2024.

Article 22-1- After the Company has paid all taxes due at the end of each fiscal year, the Company shall make up its accumulated losses and set aside ten percent (10%) earning as a statutory revenue reserve before distribution of earnings, except when the accumulated amount of such legal reserve equals to the Company's total authorized capital. The Company may also set aside or reverse special reserve(s) according to the business needs or laws and regulations. A minimum of fifty percent (50%) of the total amount of the remaining amount, along with the accumulated retained earnings from the previous year, shall be distributed to shareholders. Cash dividends shall not be less than fifty percent (50%) of the total dividends, but when the cash dividends fall below NT$0.1 per share, dividends may be distributed in the form of shares.

The percentage of distribution stipulated in the preceding paragraph shall take actual profitability of the year, capital budgeting, and status of finance into consideration, and shall be executed following a resolution of shareholders’ meeting.

Dividends and bonuses shall not be distributed where the Company has no earning.

Where the Company has no loss, it may distribute the capital reserve derived from the income of issuance of new shares at a premium, in whole or in part, by issuing new shares or by cash to shareholders in proportion to the number of their existing shares being held by each of them.

Article 23 - In the event that the Company issues new shares, excluding ad hoc ratification by the central competent authority, the Company shall reserve ten percent (10%) to fifteen percent (15%) of the total newly issued shares for preemptive subscription by employees of the Company.

Chapter VII - Supplementary Provisions

Article 24 - The regulations with regard to the organization of the Board of Directors and the Company shall be separately adopted.

Article 25 - Matters not specified herein shall be resolved in accordance with the Company Law.

Article 26 - This Articles of Incorporation was adopted on June 11, 1996.